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                                                                    EXHIBIT 23.4

                  CONSENT OF STEWART MCKELVEY STIRLING SCALES

    We consent to the reference to our firm under the caption "Description of the Exchange Notes--Enforceability of Judgements" in the Registration Statement on Form S-4 No. 333-87648 and the related Prospectus of The Hockey Company and Sport Maska Inc. for the registration of $125,000,000 aggregate principal amount of 11 1/4% Senior Secured Note Units due 2009.

                                            /s/ STEWART MCKELVEY STIRLING SCALES


Saint John, New Brunswick
Canada
June 28, 2002